THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN THE EXCHANGE AGREEMENT, AS THAT TERM IS DEFINED HEREIN.

CONVERTIBLE PROMISSORY NOTE

US$66,944.04 Reddick, Florida

May 1, 2014

FOR VALUE RECEIVED, METROSPACES, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Richard S. Astrom (the “Payee”), on the Maturity Date (as that term is hereinafter defined) at 11415 NW 123rd Lane, Reddick, FL 32686, in accordance with the terms herein set forth, the principal amount of SIXTY-SIX THOUSAND NINE HUNDRED FORTY-FOUR AND 04/100 DOLLARS US$66,944.04, together with accrued and unpaid interest thereon. As used herein, the term “Maturity Date” shall mean the date which is one (1) year after the date hereof.

1.      Interest. This Convertible Promissory Note shall bear interest at the rate of thirty-three hundredths of one percent (0.33%) per annum unless and until the occurrence of an Event of Default (as defined below) occurs. After an Event of default, this Convertible Promissory Note shall bear interest at a floating rate of interest which shall be ten (10) percentage points over the rate of interest announced from time to time by Citibank, N.A. as the rate of interest that it charges to its most creditworthy commercial customers. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall accrue and be payable on the Maturity Date. Interest shall be compounded annually after an Event of Default, but shall not be compounded prior thereto.

2.      Maturity. The full principal amount of this Convertible Promissory Note, together with accrued interest thereon, shall be due on the Maturity Date.

3.      Payment. Payment under this Convertible Promissory Note shall be in lawful money of the United States and in immediately available funds in accordance with the written instructions of Payee. In the absence of such instructions, Maker shall make the payment by check timely delivered to Payee at its address set forth above.

4.      Prepayment. This principal amount of this Convertible Promissory Note and any accrued and unpaid interest thereon may be prepaid, in whole or in part, at upon ten (10) days’ notice by Maker without penalty or premium, subject to the provisions of the Exchange Agreement, as that term is hereinafter defined. Partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

5.      Exchange Agreement. THIS CONVERTIBLE PROMISSORY NOTE IS AUTHORIZED AND ISSUED BY MAKER PURSUANT TO THE PROVISIONS OF THAT CERTAIN PROMISSORY NOTE EXCHANGE AGREEMENT, DATED AS OF MAY 1, 2014, BY AND BETWEEN THE MAKER AND THE PAYEE (THE “EXCHANGE AGREEMENT”) AND IS SUBJECT TO THE PROVISIONS THEREOF. THE HOLDER AND THE MAKER ARE ENTITLED TO THE RIGHTS AND BOUND BY THE OBLIGATIONS SET FORTH THEREIN AND ARE ENTITLED THE BENEFITS ENUMERATED THEREIN, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS THEREOF RELATING TO CONVERSION, NOTICE AND JURISDICTION.

This Convertible Promissory Note is convertible into shares of Common Stock, as that term is defined in the Exchange Agreement, at the Conversion Price set forth in the Exchange Agreement and upon the terms and conditions, including without limitation, the anti-dilution provisions, set forth in the Exchange Agreement.

No reference herein to the Exchange Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the Maturity Date.

6.      Waiver of Demand, Etc. Payee waives demand, presentment, protest and notice of any kind and consents to the extension of time for payments or other indulgence with respect to this Convertible Promissory Note, all without notice.

7.      Remedies. If an Event of Default occurs and is continuing, Payee may, by written notice given to Maker, declare the principal of and accrued interest on this Convertible Promissory Note to be due and payable immediately; provided, however, that upon the occurrence of any Event of Default described in Section 8(c), the principal of and accrued interest on this Convertible Promissory Note shall automatically become due and payable immediately without the requirement notice or any other action on the part of Payee.

8.      Events of Default. The term “Event of Default” means the occurrence of any one or more of the following events:

(a)        Maker shall fail to make full payment of principal or interest on the Maturity Date, and such failure shall continue unremedied for a period of five (5) days after written notice from Payee;

(b)        Maker shall default in compliance with any of its obligations (i) under this Convertible Promissory Note, other than its obligations (A) to pay the principal amount of and the interest accrued on this Convertible Promissory Note on the Maturity Date or (B) to comply with its covenants set forth in Section 4 of the Exchange Agreement, and such default shall continue for a period of fifteen (15) days after written notice from Payee, provided, however, that in the event that such default cannot with diligence be cured within said period, Payee shall have such period as is reasonable to cure such default;

(c)        Maker or any Subsidiary: (i) shall commence a voluntary case under any Bankruptcy Law (as hereinafter defined); (ii) shall become subject to an involuntary case under any Bankruptcy Law which is not withdrawn, discharged or stayed within sixty (60) days after the commencement thereof; (iii) shall consent to the appointment of a Custodian (as hereinafter defined) for a substantial portion of its property; (iv) shall become subject to the appointment of a Custodian for a substantial portion of its property, which appointment is not withdrawn, discharged or stayed within sixty (60) days after the appointment thereof; or (v) makes a general assignment for the benefit of its creditors; or

(d)        Maker shall default in compliance with any of its covenants set forth in Section 4 of the Exchange Agreement.

The term “Bankruptcy Law” means Title 7, Title 11 or Title 13 of the United States Code or any similar federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official acting, appointed or empowered under any Bankruptcy Law.

9.      Usury. In no event whatsoever shall the amount of interest paid or agreed to be paid to Payee exceed the maximum amount permissible under applicable law. If Payee shall receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal amount outstanding under this Convertible Promissory Note (without prepayment premium or penalty and without the requirement of notice of prepayment).

10.  Section Titles. The section titles in this Convertible Promissory Note have been inserted for reference only and shall not be deemed to be part hereof.

IN WITNESS WHEREOF, Maker has executed this Convertible Promissory Note as of the date first above written.

METROSPACES, INC.

By: ______________________

Oscar Brito

President

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